UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2019 (June 13, 2019)

Trinity Place Holdings Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-8546

Delaware	22-2465228
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

340 Madison Avenue, New York, New York 10173

(Address of principal executive offices, including zip code)

(212) 235-2190

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock $0.01 Par Value Per Share	TPHS	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 13, 2019, Trinity Place Holdings Inc. (the “Company”) held its annual meeting of stockholders. The final voting results for each of the matters submitted to a stockholder vote at the annual meeting are set forth below:

1.	The holders of the Company’s common stock elected three directors to each serve a two-year term until the Company’s 2021 annual meeting of stockholders and until his successor is duly elected and qualified or his earlier resignation or removal, based on the following voting results:

Director	For	Withheld	Broker Non-Votes
Alan Cohen	20,210,408	1,813,480	7,564,807
Matthew Messinger	21,382,868	641,020	7,564,807
Keith Pattiz	21,353,955	669,933	7,564,807

2.	The holders of the Company’s common stock ratified the selection of BDO USA, LLP as the Company’s independent registered accounting firm for the year ending December 31, 2019, based on the following voting results:

For	Against	Abstain
28,972,880	507,234	108,581

3.	The holders of the Company’s common stock approved an amendment and restatement of the Company’s 2015 Stock Incentive Plan (the “2015 Plan”), including an increase to the number of shares of common stock available for awards under the 2015 Plan by 1,000,000 shares (the “Amended and Restated Plan”), based on the following voting results:

For	Against	Abstain	Broker Non-Votes
19,503,362	2,516,476	4,050	7,564,807

A copy of the Amended and Restated Plan is attached hereto as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit Description

10.1	Amended and Restated Trinity Place Holdings Inc. 2015 Stock Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trinity Place Holdings Inc.

Date: June 14, 2019	By:	/s/ Steven Kahn
Steven Kahn
Chief Financial Officer